PURCHASE AND ASSIGNMENT AGREEMENT

      This Purchase and Assignment Agreement is made this 12th day of February 1997 (this "Agreement") between CAMERON CAPITAL LTD. ("Assignor") and Dan Rubin ("Assignee"). Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

                             Preliminary Statement:

      A. Country Star Restaurants, Inc., a Delaware corporation ("Borrower"), has executed and delivered to Assignor a certain Loan and Security Agreement of even date herewith (the "Loan Agreement"), pursuant to which Assignor has agreed to make certain loans to Borrower and Borrower has granted to Assignor, in its capacity as Agent for Lenders, a security interest in the Collateral.

      B. The Loan Agreement, the agreements, documents, and instruments described on Exhibit A attached hereto, and the other Loan Documents (expressly excepting, however, the Convertible Note of even date herewith made by Borrower in favor of Cameron (the "Cameron Convertible Note")) are hereinafter referred to collectively as the "Assignor Loan Documents."

      C. Assignor wishes to sell and assign certain of its rights and obligations in, to and under the Assignor Loan Documents to Assignee, and Assignee wishes to purchase and accept such assignment in accordance with the terms and conditions hereinafter described.

      D. Notwithstanding the assignment and purchase evidenced by this Agreement, Assignor shall retain the Cameron Convertible Note and all of its rights and obligations as a Lender, under and as defined in the Loan Agreement and the other Loan Documents, with respect to the Convertible Term Loan, including,  without  limitation,  all  rights  of  such  Lender  in  and  to the
Collateral as security therefor (such rights and obligations sometimes hereinafter referred to as the "Retained Cameron Rights and Obligations").

      NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The premises set forth above are incorporated into this Agreement by this reference thereto and made a part hereof.

      2. Assignor hereby sells, grants, assigns and conveys to Assignee, without recourse, representation or warranty of any kind except as otherwise provided herein, all of Assignor's right, title and interest in, to and under the Assignor Loan Documents, expressly excepting, however, the Retained Cameron Rights and Obligations.

      3. Assignee hereby accepts such grant, assignment and conveyance from Assignor and agrees to be bound by, receive the benefits of, and assume the obligations (including, without limitation, all obligations to make advances of Line of Credit Loans under the Loan Agreement), under the terms of the Assignor Loan Documents. Upon the effectiveness of this Agreement, Assignor hereby appoints Assignee, and Assignee hereby assumes and accepts the rights and obligations of, "Agent" under and as defined in the Loan Agreement and the other Loan Documents.

      4.   Assignor   represents   and  warrants  to  the  Assignee  as  of  the
effectiveness hereof that:

            (a) (i) Assignor has disclosed on Exhibit A hereto all agreements, instruments and documents, including, without limitation, UCC financing statements, entered into or executed by Borrower and Assignor, or by Borrower in favor of Assignor, in connection with the Loan Agreement, (ii) Assignor has delivered to Assignee an original executed Loan Agreement and copies of or originals of all of the other Assignor Loan Documents described on Exhibit A hereto and (iii) there are no other agreements to which Assignor is a party which vary the terms of or the priority of the security interests granted under the Assignor Loan Agreements;

            (b) (i) Assignor has full right, power and authority to enter into this Agreement and (ii) Assignor owns the loans evidenced by the Assignor Loan Documents for its own account and has not assigned or sold any participations therein or encumbered any or all of its interest in the Assignor Loan Documents or in such loans or its security interests and liens evidenced by the Assignor Loan Documents.

      5. Assignee hereby confirms to Assignor that Assignee has been furnished with an original of the Loan Agreement and copies and/or originals of all of the other Assignor Loan Documents described on Exhibit A hereto, and Assignee hereby acknowledges receipt thereof. Assignee hereby confirms that, excepting only Assignor's representations and warranties contained in paragraph 4 hereof, Assignee has entered into this Agreement on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of Assignor concerning (i) the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of the Assignor Loan Documents, (ii) the status, business, operations, property, financial condition, or creditworthiness of Borrower, (iii) the accuracy or completeness of any statement of Assignor or of any other person, or (iv) the adequacy, perfection, or priority of any Liens, held by Assignor for the benefit of Lenders as Agent, as security for the Loans or any of Borrower's other payment and/or performance obligations to Assignor.

      6. Except for the Retained Cameron Rights and Obligations, Assignor and Assignee hereby agree that: (i) Assignor shall have no responsibility or liability for any acts or omissions which occur after the effectiveness hereof with respect to the Loan Agreement or the other Assignor Loan Documents; and (ii) the rights and obligations of Assignor with respect to the Assignor Loan Documents shall be assigned and transferred to and assumed by Assignee upon the effectiveness hereof.

      7. Assignor hereby conveys and assigns to Assignee (in Assignee's capacity as Agent upon the effectiveness hereof), without recourse, representation or warranty except as set forth in paragraph 4 hereof, the liens and security interests in favor of Assignor (in Assignor's capacity as Agent immediately prior to the effectiveness hereof) in the Collateral and other security for the obligations of Borrower under the Assignor Loan Documents, which were granted to Assignor pursuant to the Assignor Loan Documents. Assignor hereby delivers to Assignee duly executed assignments of all UCC financing statements covering the Collateral.

      8. In accordance with Section 12.15 of the Loan Agreement, Assignor shall notify Borrower of the appointment of Assignee as a successor Agent under the Loan Agreement and the other Assignor Loan Documents. Assignor shall notify Borrower to make all payments due under the terms of the Assignor Loan Documents directly to Assignee in its capacity as Agent. If, nevertheless, Assignor receives any such payments, Assignor hereby agrees to remit to Assignee all payments hereafter received by Assignor with respect to the Assignor Loan Documents other than payments received by Assignor in its continuing capacity as a Lender under the Loan Agreement.

      9. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original but all of which shall constitute one and the same instrument.

      10. This Agreement shall be construed in all respects in accordance with, and governed by all of the provisions of the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

      11. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of all of the parties hereto.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                    CAMERON CAPITAL LTD.


                                    By: /s/ N. Snelling
                                        -----------------------------------
                                    Title: CEO
                                           --------------------------------


                                    /s/ Dan J. Rubin
                                    ---------------------------------------
                                    DAN RUBIN

                                  Exhibit A(1)
                                       to
                        Purchase and Assignment Agreement

1. Loan and Security Agreement (the "Loan Agreement") among Country Star Restaurants, Inc., a Delaware corporation ("Borrower"), and Cameron Capital Ltd. ("Cameron"), as agent ("Agent") for the lenders from time to time party thereto ("Lenders"), together with Exhibits and Schedules thereto.

2. Convertible Note executed by Borrower and made payable to the order of Cameron in the original principal amount of $4,000,000.

3. Trademark Security Agreement executed by Borrower granting Agent a security interest in all of Borrower's trademarks, trade names and service marks as security for the Obligations.

4. UCC-1 Financing Statements filed against Borrower as Debtor listing Agent as Secured Party in the filing offices identified below:

      a.    Secretary of State of State of California;
      b.    Secretary of State of Florida;
      c.    Clerk of Superior Court of Fulton County, Georgia; and
      d.    Secretary of State of State of Nevada.

5. UCC Fixture Filings filed against Borrower as Debtor listing Agent as Secured Party in the filing offices identified below:

      a.    Recorder of Los Angeles County, California;
      b.    Clerk of Superior Court of Fulton County, Georgia; and
      c.    Recorder of Clark County, Nevada.

----------
(1) Capitalized terms used and not otherwise defined in this Exhibit A have the meanings given such terms in the Loan Agreement described in item 1 of this Exhibit A.